Exhibit 99.1
SAN JUAN, Puerto Rico – (BUSINESS WIRE) – Popular, Inc. (the “Corporation,” “Popular,” “we,” “us,” “our”) (NASDAQ:
BPOP)
Popular, Inc. Announces Third Quarter 2026 Financial Results

FINANCIAL HIGHLIGHTS

($ in millions, except per share information)	Quarters ended
	30-Sep-26	30-Jun-26	Δ vs 30-Jun-26	30-Sep-25	Δ vs 30-Sep-25
EARNINGS
Net Income	$266	$278	$(12)	$211	$55
PER SHARE DATA
Basic EPS	$4.21	$4.35	$(0.14)	$3.15	$1.06
Diluted EPS	$4.21	$4.35	$(0.14)	$3.14	$1.07
Tangible Book Value / Share (non-GAAP)	$86.30	$87.94	$(1.64)	$79.12	$7.18
FINANCIAL CONDITION
Total Assets	$77,759	$78,972	$(1,213)	$75,066	$2,693
Loans Held in Portfolio	$40,043	$39,750	$293	$38,687	$1,356
Deposits	$68,705	$70,233	$(1,528)	$66,513	$2,192
Borrowings	$1,325	$1,463	$(138)	$1,247	$78
CREDIT QUALITY
Non-Performing Loans	$466	$413	$53	$502	$(36)
NPL Ratio	1.16%	1.04%	12 bps	1.30%	-14 bps
NCO Ratio	0.73%	1.05%	-32 bps	0.60%	13 bps
ACL / Total Loans	1.92%	1.97%	-5 bps	2.03%	-11 bps
ACL / NPLs	165%	190%	(25)%	157%	8%
CAPITAL & LIQUIDITY
Common Equity Tier 1	16.06%	16.08%	-2 bps	15.79%	27 bps
Tier 1 Risk-Based Capital	16.12%	16.13%	-1 bps	15.84%	28 bps
Total Risk-Based Capital	17.84%	17.85%	-1 bps	17.58%	26 bps
Tier 1 Leverage	8.52%	8.57%	-5 bps	8.48%	4 bps
Capital Returned to Shareholders	$236	$174	$62	$170	$66
FINANCIAL RATIOS
Net Interest Margin ("NIM")	3.63%	3.66%	-3 bps	3.51%	12 bps
NIM (FTE) (non-GAAP)	4.16%	4.17%	-1 bps	3.90%	26 bps
Total Deposit Costs	1.64%	1.57%	7 bps	1.79%	-15 bps
ROTCE (non-GAAP)	15.80%	17.02%	-122 bps	13.06%	274 bps
ROA	1.32%	1.41%	-9 bps	1.09%	23 bps
The financial information in this earnings release includes non-GAAP financial measures. These measures are intended to supplement, and should not be considered a substitute for, GAAP results. See the "Non-GAAP Financial Measures" section for additional information; and
Table R - Reconciliation to GAAP Financial Measures. All financial information in this release, including the accompanying tables, is unaudited.

CEO COMMENTARY
Jorge J. García, President and Chief Executive Officer, said:
"We are pleased with our third quarter results. Our financial performance was solid, and we continued to advance our three strategic objectives: being the number one bank for our customers, being simple and efficient, and being a top-performing bank."
"We reported earnings per share of $4.21, 3% lower than the second quarter and 34% higher than the third quarter of 2025, and a ROTCE of 15.80%. These results reflected higher net interest income, stable underlying credit trends and continued
capital return, partially offset by higher operating expenses and lower non-interest income. During the quarter, we repurchased $179 million of common stock and declared a 20% increase in our quarterly common stock dividend to $0.90 per share."
"Business activity in Puerto Rico remains healthy, supported by a strong labor market. Credit metrics continue to be stable while we remain attentive to economic conditions, given the potential impact of prolonged inflation and higher cost of fuel and energy."
"It is a privilege to step into this role with a strong capital position, a solid banking franchise, a talented team and meaningful momentum. Our responsibility is to build on those strengths and continue creating long-term value for our customers, shareholders, colleagues, and communities."
"I am grateful to our team for their commitment and the results they deliver every day."

EARNINGS HIGHLIGHTS

	Quarters ended
(Dollars in thousands)	30-Sep-26	30-Jun-26	Δ vs 30-Jun-26	30-Sep-25	Δ vs 30-Sep-25
Net interest income	$698,930	$693,419	$5,511	$646,505	$52,425
Provision for credit losses	58,593	65,873	(7,280)	75,125	(16,532)
Net interest income after provision for credit losses	640,337	627,546	12,791	571,380	68,957
Non-Interest Income	175,658	180,545	(4,887)	171,195	4,463
Operating expenses	505,590	484,130	21,460	495,287	10,303
Income before income tax	310,405	323,961	(13,556)	247,288	63,117
Income tax expense	44,071	45,747	(1,676)	35,971	8,100
Net income	$266,334	$278,214	$(11,880)	$211,317	$55,017
Net income per common share-basic	$4.21	$4.35	$(0.14)	$3.15	$1.06
Net income per common share-diluted	$4.21	$4.35	$(0.14)	$3.14	$1.07

NET INTEREST INCOME (“NII”) AND NET INTEREST MARGIN (“NIM”)

(Dollars in thousands)	Quarters ended
Popular, Inc.	30-Sep-26	30-Jun-26	Δ vs 30-Jun-26	30-Sep-25	Δ vs 30-Sep-25
Net interest income	$698,930	$693,419	$5,511	$646,505	$52,425
Net interest margin	3.63%	3.66%	-3 bps	3.51%	12 bps
Net interest margin FTE [1]	4.16%	4.17%	-1 bps	3.90%	26 bps
Total deposit costs	1.64%	1.57%	7 bps	1.79%	-15 bps
Core deposit costs (ex. P.R. public deposits)	1.13%	1.10%	3 bps	1.17%	-4 bps
Loan yields FTE [1]	7.56%	7.53%	3 bps	7.49%	7 bps
Money market and investment securities yield FTE [1]	3.82%	3.69%	13 bps	3.59%	23 bps
Banco Popular de Puerto Rico ("BPPR") Segment
Net interest income	$592,006	$589,922	$2,084	$550,716	$41,290
Net interest margin	3.81%	3.85%	-4 bps	3.71%	10 bps
Total deposit costs	1.41%	1.32%	9 bps	1.53%	-12 bps
Popular Bank ("PB" or "Popular US") Segment
Net interest income	$116,659	$113,076	$3,583	$105,203	$11,456
Net interest margin	3.20%	3.17%	3 bps	2.94%	26 bps
Total deposit costs	2.74%	2.73%	1 bps	2.96%	-22 bps
[1] Refer to non-GAAP measures section in this earnings release.
Popular, Inc. – Net interest income ("NII") of $699 million increased $6 million from Q2 2026, driven by higher income from investment securities and commercial loans, as well as the impact of one additional day in the quarter. The increase was partially offset by higher interest expense on deposits, primarily reflecting higher average balances of public deposits and higher rates on such deposits. Average earning assets increased $677 million, primarily attributable to higher U.S. Treasury securities balances due to re-investment of maturities at higher yields, coupled with higher average commercial loans. Total average deposits increased by $502 million, driven by an average increase of $1.1 billion in Puerto Rico public deposits, partially offset by average decreases of $280 million in savings accounts, mainly retail deposits, and $362 million in non-
interest-bearing demand deposits. Excluding P.R. public deposits, total average deposits decreased by $619 million.
Net interest margin ("NIM") decreased three basis points to 3.63%. Loan yields increased by one basis point to 7.24%.
Deposit costs increased by seven basis points to 1.64%. Excluding P.R. public deposits, deposit costs increased three basis points to 1.13%. The additional day in the quarter contributed $6 million to net interest income in Q3 2026.
NII fully taxable equivalent ("FTE") and NIM FTE (Non-GAAP) – NII FTE of $802 million increased $13 million from Q2
2026, while NIM FTE decreased 1 basis point to 4.16%. Money market and investment securities yields FTE increased by
13 basis points, mainly driven by purchases and re-investment of maturities into higher yielding U.S. Treasury securities.
Loan yields FTE increased by three basis points to 7.56%.
Interest income on a taxable equivalent basis is presented to show the effect of tax-exempt interest income from U.S.
Treasury securities, certain GNMA securities and certain loans in BPPR's portfolios that are exempt from Puerto Rico income taxes.
Refer to tables D, E and F for more details on the components of NII and NIM on a taxable equivalent basis.
Banco Popular de Puerto Rico ("BPPR") Segment – NII of $592 million increased $2 million from Q2 2026. The increase was primarily due to an increase in income from money market and investment securities by $14 million or 10 basis points as a result of higher average balances and higher yields of U.S. Treasury securities and higher income from loans by $5 million, driven by higher average balances, mainly in the mortgage and personal loans portfolios and by one additional day in the quarter. Higher interest expense on deposits of $17 million was primarily due to higher average balances on the market-linked P.R. public deposits by $1.1 billion and an 11 basis points increase in the rates of those deposits. NIM declined four basis points during Q3 2026 to 3.81%. Deposit costs increased by nine basis points to 1.41%, including the costs of P.R. public deposits which increased 11 basis points to 2.72% for the period. Excluding P.R. public deposits, deposit costs increased by two basis points.
Popular Bank ("PB") Segment – NII of $117 million increased $4 million, or 3%, from Q2 2026. The increase was mainly due to higher income from loans by $6 million, mainly due to commercial loans with higher income by $8 million and higher yields by 11 basis points, driven by new originations carrying higher yields, partially offset by higher interest expense by $1 million attributable to higher average balances on time deposits. NIM expanded three basis points to 3.20%. Deposit costs increased by one basis point to 2.74%.

NON-INTEREST INCOME

	Quarters ended
(Dollars in thousands)	30-Sep-26	30-Jun-26	Δ vs 30-Jun-26	30-Sep-25	Δ vs 30-Sep-25
Service charges on deposits	$37,106	$39,037	$(1,931)	$39,077	$(1,971)
Debit card fees	30,841	31,538	(697)	28,084	2,757
Credit card fees	35,270	34,783	487	32,668	2,602
Other fees	12,662	12,136	526	11,172	1,490
Banking fees	$115,879	$117,494	$(1,615)	$111,001	$4,878
Insurance fees	12,893	12,586	307	12,995	(102)
Brokerage and asset management fees	11,007	9,998	1,009	9,459	1,548
Trust fees	7,911	7,751	160	6,998	913
Asset management and insurance fees	$31,811	$30,335	$1,476	$29,452	$2,359
Mortgage banking activities	4,852	6,267	(1,415)	2,771	2,081
Other operating income	23,116	26,449	(3,333)	27,971	(4,855)
Non-interest income	$175,658	$180,545	$(4,887)	$171,195	$4,463
Non-interest income of $176 million decreased $5 million, or 3%, from Q2 2026.
Key drivers:
Banking fees decreased $2 million to $116 million, mainly due to a decrease in service charges on deposits driven by a new deposit product launched during the month of August, which offers $0 service fees to clients that meet certain criteria.
Other operating income decreased $3 million to $23 million, driven by a $3 million unrealized investment gain recognized in
Q2, a $2 million impairment charge on certain equity investments, and a $2 million lower favorable valuation adjustment of securities held for deferred benefit plans, which have an offsetting effect in personnel costs. These were partially offset by a
$5 million benefit recognized in other income in connection with the refinancing of a commercial loan during the quarter.
Refer to Table B for further details.

OPERATING EXPENSES

	Quarters ended
(Dollars in thousands)	30-Sep-26	30-Jun-26	Δ vs 30-Jun-26	30-Sep-25	Δ vs 30-Sep-25
Salaries	$141,357	$134,448	$6,909	$139,350	$2,007
Commissions and incentives	42,709	39,911	2,798	35,309	7,400
Profit sharing	15,097	10,000	5,097	13,000	2,097
Pension, postretirement and other	45,907	44,672	1,235	45,329	578
Total personnel costs	$245,070	$229,031	$16,039	$232,988	$12,082
Technology and software	90,068	90,971	(903)	87,117	2,951
Professional fees	25,587	24,484	1,103	25,808	(221)
Business promotion	28,428	27,900	528	27,304	1,124
Transactional services	39,670	37,266	2,404	38,408	1,262
Net occupancy	29,157	27,764	1,393	26,083	3,074
Other operating expenses	47,610	46,714	896	57,579	(9,969)
Operating Expenses	$505,590	$484,130	$21,460	$495,287	$10,303
Total operating expenses of $506 million increased $21 million, or 4%, from Q2 2026.
Key drivers: Personnel costs increased by $16 million, or 7%, driven by higher salaries by $7 million due to annual salary and merit increases effective in Q3 combined with one additional day in the quarter and higher incentives by $8 million, including $5 million related to profit-sharing and $3 million related to short-term incentives, both of which are tied to the
Corporation's financial performance.
Full-time equivalent employees were 9,112 as of September 30, 2026, compared to 9,203 as of June 30, 2026.
Transactional services increased $2 million, driven by a retroactive credit of $1.6 million recorded in Q2 and higher card supplies expenses. Net occupancy expenses increased $1 million, primarily due to repair projects across the Corporation.
Professional fees increased $1 million, mainly due to costs associated with corporate initiatives.
For a breakdown of operating expenses by category in the consolidated statement of operations refer to Table B.

INCOME TAXES
For the third quarter of 2026, the Corporation recorded an income tax expense of $44 million, a decrease of $2 million when compared to $46 million in the previous quarter.
The effective tax rate ("ETR") of the Corporation is impacted by the composition and source of its taxable income and tax credit activities. The ETR for the third quarter of 2026 was 14.2%, consistent with the previous quarter's ETR of 14.1%, primarily driven by the recognition of tax-exempt income and other tax benefits, such as the purchase of tax credits.

CREDIT QUALITY
Credit Quality Metrics

(Dollars in thousands)	Quarters ended
Popular, Inc.	30-Sep-26	30-Jun-26	Δ vs 30-Jun-26	30-Sep-25	Δ vs 30-Sep-25
Provision for credit losses - loan portfolios	$58,788	$65,154	$(6,366)	$74,517	$(15,729)
Net charge-offs	72,936	104,053	(31,117)	57,788	15,148
ACL - loans held-in-portfolio	770,687	784,832	(14,145)	786,220	(15,533)
Annualized net charge-offs to average loans held-in-portfolio	0.73%	1.05%	(32) bps	0.60%	13 bps
NPL Ratio	1.16%	1.04%	12 bps	1.30%	(14) bps
Allowance / loans held-in-portfolio	1.92%	1.97%	(5) bps	2.03%	(11) bps
Non-performing assets	510,084	546,694	(36,610)	545,152	(35,068)
Non-performing loans held-in-portfolio	465,785	413,437	52,348	502,202	(36,417)
Non-performing loans held-for-sale	—	83,700	(83,700)	—	—
Other real estate owned ("OREO")	44,299	49,557	(5,258)	42,950	1,349
Allowance / non-performing loans held-in-portfolio	165%	190%	(25)%	157%	8%

(Dollars in thousands)	Quarters ended
BPPR	30-Sep-26	30-Jun-26	Δ vs 30-Jun-26	30-Sep-25	Δ vs 30-Sep-25
Provision for credit losses - loan portfolios	$61,329	$61,738	$(409)	$72,639	$(11,310)
Net charge-offs	72,077	101,688	(29,611)	56,539	15,538
Total non-performing loans held-in-portfolio	421,954	367,824	54,130	453,369	(31,415)
ACL - loans held-in-portfolio	681,542	692,287	(10,745)	695,355	(13,813)
Annualized net charge-offs to average loans held-in-portfolio	1.03%	1.46%	(43) bps	0.84%	19 bps
Allowance / loans held-in-portfolio	2.41%	2.47%	(6) bps	2.56%	(15) bps
Allowance / non-performing loans held-in-portfolio	162%	188%	(26)%	153%	9%

(Dollars in thousands)	Quarters ended
Popular U.S.	30-Sep-26	30-Jun-26	Δ vs 30-Jun-26	30-Sep-25	Δ vs 30-Sep-25
Provision for credit losses (benefit) - loan portfolios	$(2,541)	$3,416	$(5,957)	$1,878	$(4,419)
Net charge-offs	859	2,365	(1,506)	1,249	(390)
Total non-performing loans held-in-portfolio	43,831	45,613	(1,782)	48,833	(5,002)
ACL - loans held-in-portfolio	89,145	92,545	(3,400)	90,865	(1,720)
Annualized net charge-offs to average loans held-in-portfolio	0.03%	0.08%	(5) bps	0.04%	(1) bps
Allowance / loans held-in-portfolio	0.76%	0.79%	(3) bps	0.79%	(3) bps
Allowance / non-performing loans held-in-portfolio	203%	203%	—%	186%	17%
During the third quarter of 2026, the Corporation’s overall credit quality remained stable. Consumer and mortgage portfolio performance remained favorable, with historically low net charge-offs (despite a slight seasonal increase in the auto portfolio), historically low delinquency levels, and net recoveries in the mortgage portfolio. Changes in commercial credit metrics during the quarter were driven by borrower-specific developments; core commercial portfolios continue to show stable credit trends.
Non-Performing Loans ("NPLs") and Net Charge Offs ("NCOs")
Total NPLs held-in-portfolio increased $52 million to $466 million during Q3 2026. Excluding consumer loans, inflows of
NPLs held-in-portfolio decreased $56 million in the third quarter of 2026. The ratio of NPLs to total loans held in the portfolio was 1.16% for the third quarter of 2026, compared to 1.04% for the previous quarter. NPLs held-for-sale decreased $84 million driven by the sale during Q3 of an NPL held-for-sale.
NCO Ratio of 0.73% decreased 32 basis points when compared to the previous quarter. Total NCOs decreased by $31 million quarter-over-quarter, reflecting lower commercial charge-offs.

BPPR segment - NPLs held-in-portfolio increased $54 million, primarily driven by a $52 million increase in commercial
NPLs. The increase includes the inflow to NPL of a $74 million commercial and industrial ("C&I") loan, partially offset by a
$34 million partial charge-off related to a commercial NPL that had entered non-performing status in the prior quarter. These events are considered borrower-specific and are not indicative of broader deterioration in the commercial portfolio. Excluding consumer loans, BPPR segment NPL inflows decreased $45 million compared to the prior quarter.
NCOs decreased $30 million, primarily reflecting lower commercial charge-offs by $38 million. This variance resulted from the prior quarter, which included the resolution of a commercial relationship that resulted in a $71 million charge-off, partially offset by the previously mentioned commercial charge-off of $34 million in Q3 2026. NCO Ratio of 1.03% decreased 43 basis points quarter-over-quarter.
PB segment - NPLs held-in-portfolio decreased by $2 million, while inflows to NPLs, excluding consumer loans, decreased
$11 million compared to the previous quarter. NCO Ratio of 0.03%, decreased five basis points during the quarter.
Refer to table L for a breakdown of Non-Performing Assets.
Allowance for loan losses ("ACL")
The ACL as of September 30, 2026 amounted to $771 million, a decrease of $14 million when compared to the second quarter of 2026. The decline was driven primarily by improved consumer credit performance, in part offset by higher reserves for specific commercial exposures.
BPPR segment - The ACL decreased by $11 million compared to the previous quarter, mostly driven by a $17 million decrease in reserves for consumer loans due to favorable changes in the credit composition of the auto and personal loans portfolios. These decreases were partially offset by higher reserves for commercial loans, mostly associated with C&I NPL inflows during the last two quarters, changes in macroeconomic scenarios and reserve build-up due to loan growth.
PB segment - The ACL amounted to $89 million, a decrease of $3 million quarter-over-quarter, reflecting lower reserves for construction loans by $2 million, mostly due to lower loan volumes.
Provision for credit losses
Provision for loan losses of $59 million for the third quarter of 2026 decreased by $6 million when compared to the prior quarter, primarily driven by lower reserve requirements in the PB segment and favorable changes in the macroeconomic scenarios. Including the provision for unfunded loan commitments and the provision related to the Corporation’s investment portfolio, the provision for credit losses for the third quarter was $59 million.
Refer to tables N, O, P and Q for more details on the Allowance for Credit Losses.

BALANCE SHEET

	Quarters ended
(In thousands)	30-Sep-26	30-Jun-26	Δ vs 30-Jun-26	30-Sep-25	Δ vs 30-Sep-25
Cash and due from banks	$373,329	$365,013	$8,316	$377,079	$(3,750)
Money market and investment securities	34,287,567	35,820,187	(1,532,620)	33,126,064	1,161,503
Loans	40,042,656	39,749,862	292,794	38,687,158	1,355,498
Total assets	77,758,872	78,972,300	(1,213,428)	75,065,798	2,693,074
Deposits	68,704,991	70,233,115	(1,528,124)	66,513,404	2,191,587
Borrowings	1,325,246	1,462,831	(137,585)	1,246,807	78,439
Total liabilities	71,520,028	72,539,295	(1,019,267)	68,950,126	2,569,902
Stockholders’ equity	6,238,844	6,433,005	(194,161)	6,115,672	123,172
Total assets - Total assets of $77.8 billion decreased $1.2 billion from the second quarter of 2026, primarily due to a $1.5 billion decrease in money market and investment securities. The decrease resulted mainly from lower reinvestment of maturing U.S. Treasury securities in Q3 to fund scheduled P.R. public deposit outflows towards the end of the quarter. Loans held-in-portfolio increased $293 million, mainly due to an increase of $268 million in the BPPR segment across most portfolios and an increase of $25 million in the PB segment, primarily in commercial loans.
Total liabilities - Total liabilities decreased $1.0 billion from the second quarter of 2026, mainly reflecting a $1.5 billion decrease in deposits, including $1.2 billion in P.R. public deposits as a result of operational needs and scheduled payment commitments, coupled with a $188 million decrease in short-term borrowings due to lower FHLB advances at PB. This was partially offset by a $646 million increase in other liabilities, primarily from U.S. Treasury purchases pending to be settled at period end.

Stockholders’ equity - Stockholders' equity decreased $194 million when compared to the second quarter of 2026, mainly driven by $255 million in unrealized losses on debt securities available-for-sale ("AFS"), $179 million of common stock repurchases, and $57 million of common and preferred dividends declared. This was offset by $266 million of net income and $31 million of amortization of unrealized losses on securities previously reclassified to held-to-maturity ("HTM"), net of tax.

LOANS AND DEPOSITS BY CATEGORY

	Quarters ended 30-Sep-26
(Dollars in thousands)	BPPR	%	PB	%	POPULAR	%
Loans held-in-portfolio:
Commercial multi-family	$344,761	1%	$2,052,220	17%	$2,396,981	6%
Commercial real estate non-owner occupied	3,407,255	12%	2,435,485	21%	5,842,740	15%
Commercial real estate owner occupied	1,205,279	4%	2,206,921	19%	3,412,200	9%
Commercial and industrial	6,090,151	22%	2,618,907	23%	8,709,058	22%
Construction	469,687	2%	1,116,186	9%	1,585,873	4%
Mortgage	7,645,377	27%	1,214,808	10%	8,860,185	22%
Leasing	1,952,125	7%	—	—%	1,952,125	5%
Consumer:
Credit cards	1,260,047	4%	6	—%	1,260,053	3%
Home equity lines of credit	1,818	—%	86,788	1%	88,606	—%
Personal	1,942,250	7%	52,010	—%	1,994,260	5%
Auto	3,756,459	13%	—	—%	3,756,459	9%
Other	169,489	1%	14,627	—%	184,116	—%
Total loans held-in-portfolio	$28,244,698	100%	$11,797,958	100%	$40,042,656	100%
The Corporation maintained a diversified loan portfolio at September 30, 2026, with approximately 71% of loan balances in its main market of Puerto Rico and with 56% of its consolidated loan portfolio consisting of real estate-related loans, including residential mortgage loans, construction loans, commercial multi-family, and commercial loans secured by commercial real estate.

	Quarters ended 30-Sep-26
(Dollars in thousands)	BPPR	%	PB [2]	%	POPULAR	%
Non-public deposits:
Demand deposits	$13,681,494	24%	$1,483,396	12%	$15,005,068	22%
Savings, NOW and money market deposits (non- brokered)	17,038,109	30%	6,194,032	51%	23,037,725	34%
Savings, NOW and money market deposits (brokered)	75,278	—%	—	—%	75,278	—%
Time deposits (non-brokered)	4,646,473	8%	3,583,416	30%	8,227,389	12%
Time deposits (brokered CDs)	—	—%	893,371	7%	893,371	1%
Total Non-public deposits:	35,441,354	62%	12,154,215	100%	47,238,831	69%
P.R public deposits:
Demand Deposits [1]	11,033,195	19%	—	—%	11,033,195	16%
Savings, NOW and money market deposits (non-brokered)	9,515,457	17%	—	—%	9,515,457	14%
Time deposits (non-brokered)	917,508	2%	—	—%	917,508	1%
Total P.R. public deposits	21,466,160	38%	—	—%	21,466,160	31%
Total deposits	$56,907,514	100%	$12,154,215	100%	$68,704,991	100%
[1] Includes interest bearing demand deposits.
[2] PB deposits include intercompany deposits, which are eliminated at the consolidated level.
Total deposits were $68.7 billion as of the end of Q3 2026, reflecting a diversified funding base across retail, commercial and public sector.
P.R. public deposits stood at $21.5 billion, representing 31% of total deposits. We expect P.R. public deposits to be in the range of $20-22 billion for the rest of the year.

CAPITAL POSITION

	Quarters ended
(In thousands)	30-Sep-26	30-Jun-26	Δ vs 30-Jun-26	30-Sep-25	Δ vs 30-Sep-25
Capital Position
Common equity per share	$98.94	$100.38	$(1.44)	$91.00	$7.94
Tangible common book value per common share (non-GAAP) [1]	$86.30	$87.94	$(1.64)	$79.12	$7.18
Tangible common book value to tangible assets (non-GAAP) [1]	7.05%	7.18%	-13 bps	7.13%	-8 bps
Return on average tangible common equity before adjusting for the impact of unrealized (gains) losses on AFS securities including those transferred to HTM (non-GAAP) [1]	18.76%	20.12%	-136 bps	13.83%	493 bps
ROTCE (non-GAAP) [1]	15.80%	17.02%	-122 bps	13.06%	274 bps
Regulatory Capital
Common Equity Tier 1 capital	16.06%	16.08%	-2 bps	15.79%	27 bps
Tier 1 capital	16.12%	16.13%	-1 bps	15.84%	28 bps
Total capital	17.84%	17.85%	-1 bps	17.58%	26 bps
Tier 1 leverage	8.52%	8.57%	-5 bps	8.48%	4 bps
[1] Refer to Table R for the reconciliation to most comparable GAAP measures.
The Corporation's Common Equity Tier 1 capital ratio was 16.06% at September 30, 2026, decreasing by two basis points when compared to Q2 2026, primarily driven by common stock repurchases, dividends, and change in risk weighted assets, partially offset by net income. Tangible common book value per common share decreased to $86.30, driven by higher unrealized losses on investment securities AFS, common stock repurchases and dividends, partially offset by net income for
Q3. Common equity per share decreased to $98.94.
Refer to Table A for capital ratios and Table R for a reconciliation of the non-GAAP financial measures presented above to the most comparable GAAP financial measures.
Capital Actions – During the quarter and nine months ended September 30, 2026, Popular repurchased 1,060,241 shares of common stock for $179 million at an average price of $168.40 per share and 3,049,008 shares of common stock for $459 million at an average price of $150.55 per share, respectively. Common stock repurchases and dividends on preferred and common stock combined represented capital returned to shareholders of $236 million during the quarter and $614 million for the nine months ended September 30, 2026.
ROTCE (non-GAAP) – Return on average tangible common equity, adjusted to add-back unrealized (gains) losses on AFS securities, including those transferred to HTM (as so adjusted, "ROTCE"), decreased to 15.80% in Q3 2026, down from
17.02% in Q2 2026. The Corporation has established a ROTCE annual target of 14% to 17%. We believe that adding back the impact of unrealized (gains) losses on AFS securities including those transferred to HTM to the denominator provides meaningful information about the Corporation’s return on capital.

2026 FULL YEAR OUTLOOK

Metric	Original FY 2026 Guidance	Updated Guidance	Commentary
Net Interest Income	5%-7% increase for the year	~8.5% increase for the year	Unchanged
Non-Interest Income	$160 million-$165 million per quarter	~ $170 million in Q4	Upper end of our Q2 guidance
NCOs	55 bps-70 bps annualized	80 bps-90 bps annualized	Due to YTD charge-offs and NPL inflows in the commercial portfolio
Operating Expenses	3% increase for the year	2% increase for the year	Guidance includes max profit sharing contribution
Effective Tax Rate	15%-17% for the year	14% for the year	Lower end of our Q2 guidance
Loan Growth	3%-4% increase for the year	2% increase for the year	Driven by a decline in auto and lease financing activity

NON-GAAP FINANCIAL MEASURES
This press release contains financial information prepared under accounting principles generally accepted in the United
States (“U.S. GAAP”) and non-GAAP financial measures. Management uses non-GAAP financial measures when it determines that these measures provide more meaningful information of the underlying performance of the ongoing operations. Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies. Below are the non-GAAP measures used in this earnings release:
•NII, NIM and loan yields on an FTE basis – Management believes that this presentation provides meaningful information since it facilitates the comparison of revenues, margin and yields arising from taxable and tax-exempt sources. NII FTE, NIM FTE and loan yields FTE are presented, together with their different components, as applicable, in Tables D and E for the quarter ended September 30, 2026 and F for the year to date ended
September 30, 2026.
•Tangible common equity – The tangible common equity ratio and tangible book value per common share are commonly used by banks and analysts in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method for mergers and acquisitions. Return on average tangible common equity is also a measure commonly used by banks and analysts to measure the return on that tangible common equity. We present return on average tangible common equity with and without the impact of unrealized (gains) losses on AFS securities including those transferred to HTM in the denominator because we believe that adding back the impact of unrealized (gains) losses on AFS securities, including those transferred to
HTM, to the denominator provides meaningful information about the Corporation’s return on capital. Unless otherwise indicated, references to “ROTCE” in this press release means return on average tangible common equity as adjusted to add back unrealized (gains) losses on AFS securities, including those transferred to HTM. Neither tangible common equity nor tangible assets or related measures should be used in isolation or as a substitute for stockholders’ equity, total assets or any other measure calculated in accordance with GAAP.
Refer to Table R for a reconciliation of total stockholders’ equity to tangible common equity and total assets to tangible assets.
•Adjusted Net Income – Management believes that the “Adjusted net income” provides meaningful information about the underlying performance of the Corporation’s ongoing operations. There were no adjustments to net income for the quarter ended September 30, 2026 or June 30, 2026.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform
Act of 1995, including without limitation those regarding Popular’s business, financial condition, results of operations, plans, objectives, outlook and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include, without limitation, the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes (including on our cost of deposits), our ability to attract deposits and grow our loan portfolio, capital market conditions, capital adequacy and liquidity, the effect of legal and regulatory proceedings, the receipt of necessary regulatory approvals, including for dividends by the Corporation’s subsidiaries, and the timing of those regulatory approvals,  new regulatory requirements or accounting standards on the
Corporation’s financial condition and results of operations, the occurrence of unforeseen or catastrophic events, such as extreme weather events, pandemics, man-made disasters or acts of violence or war, as well as actions taken by governmental authorities in response thereto, and the direct and indirect impact of such events on Popular, our customers, service providers and third parties. Other potential factors include Popular’s ability to successfully execute its transformation initiative, including, but not limited to, achieving projected earnings, efficiencies and return on tangible common equity and accurately anticipating costs and expenses associated therewith, our ability to execute capital actions, including with respect to share repurchases and dividends, the imposition of additional or special FDIC assessments, or increases thereto, the occurrence of any cyber-security event, changes to regulatory capital, liquidity and resolution-related requirements applicable to financial institutions, the impact of bank failures or adverse developments at other banks and related negative media coverage of the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks, and changes in and uncertainty regarding federal funding, tax and trade policies, and rulemaking, supervision, examination and enforcement priorities of the federal administration. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,”
“project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,”
“may” or similar expressions, are generally intended to identify forward-looking statements.

More information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Form 10-K for the year ended December 31, 2025, our Form 10-Q for the quarter ended March 31, 2026, our
Form 10-Q for the quarter ended June 30, 2026 and our Form 10-Q for the quarter ended September 30, 2026 to be filed with the Securities and Exchange Commission. Our filings are available on the Corporation’s website (www.popular.com)
and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

ABOUT POPULAR, INC.
Popular, Inc. (NASDAQ: BPOP) is the leading financial institution in Puerto Rico, by both assets and deposits, and ranks among the top 50 U.S. bank holding companies by assets. Founded in 1893, Banco Popular de Puerto Rico, Popular’s
principal subsidiary, provides retail, mortgage and commercial banking services in Puerto Rico and the U.S. and British
Virgin Islands, as well as auto and equipment leasing and financing in Puerto Rico. Popular also offers broker-dealer and insurance services in Puerto Rico through specialized subsidiaries. In the mainland United States, Popular provides retail and commercial banking services through its New York-chartered banking subsidiary, Popular Bank, which has branches located in New York, New Jersey and Florida.

CONFERENCE CALL
Popular will hold a conference call to discuss its financial results today, Thursday, October 22, 2026 at 11:00 a.m. Eastern
Time. The call will be broadcast live over the Internet and can be accessed through the Investor Relations section of the
Corporation’s website: www.popular.com.
Following the live webcast, a replay will be archived in the investor relations section of Popular’s website.

Popular, Inc.
Financial Supplement to Third Quarter 2026 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Financial Condition

Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - QUARTER

Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - QUARTER

Table F - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE

Table G - Mortgage Banking Activities and Other Service Fees

Table H - Consolidated Loans and Deposits

Table I - Loan Delinquency - BPPR Operations

Table J - Loan Delinquency - Popular U.S. Operations

Table K - Loan Delinquency - Consolidated

Table L - Non-Performing Assets

Table M - Activity in Non-Performing Loans

Table N - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table O - Allowance for Credit Losses ‘‘ACL’’ - Loan Portfolios - BPPR Operations

Table P - Allowance for Credit Losses ‘‘ACL’’ - Loan Portfolios - Popular U.S. Operations

Table Q - Allowance for Credit Losses ‘‘ACL’’ - Loan Portfolios - Consolidated

Table R - Reconciliation to GAAP Financial Measures

POPULAR, INC.
Financial Supplement to Third Quarter 2026 Earnings Release
Table A - Selected Ratios and Other Information
(Unaudited)

	Quarters ended			Nine months ended
	30-Sep-26	30-Jun-26	30-Sep-25	30-Sep-26	30-Sep-25
Basic EPS	$4.21	$4.35	$3.15	$12.34	$8.78
Diluted EPS	$4.21	$4.35	$3.14	$12.34	$8.78
Average common shares outstanding	63,109,582	63,880,929	67,058,260	63,930,220	68,121,447
Average common shares outstanding - assuming dilution	63,137,983	63,915,634	67,095,421	63,958,522	68,143,888
Common shares outstanding at end of period	62,834,136	63,866,681	66,959,866	62,834,136	66,959,866
Market value per common share	$155.45	$164.18	$129.10	$155.45	$129.10
Market capitalization - (In millions)	$9,768	$10,486	$8,645	$9,768	$8,645
Return on average assets	1.32%	1.41%	1.09%	1.34%	1.06%
Return on average common equity	14.12%	15.18%	11.60%	14.36%	11.15%
Net interest margin (non-taxable equivalent basis)	3.63%	3.66%	3.51%	3.65%	3.46%
Net interest margin (taxable equivalent basis) - non-GAAP	4.16%	4.17%	3.90%	4.16%	3.83%
Common equity per share	$98.94	$100.38	$91.00	$98.94	$91.00
Tangible common book value per common share (non-GAAP) [1]	$86.30	$87.94	$79.12	$86.30	$79.12
Tangible common equity to tangible assets (non-GAAP) [1]	7.05%	7.18%	7.13%	7.05%	7.13%
Return on average tangible common equity [1]	15.80%	17.02%	13.06%	16.10%	12.57%
Tier 1 capital	16.12%	16.13%	15.84%	16.12%	15.84%
Total capital	17.84%	17.85%	17.58%	17.84%	17.58%
Tier 1 leverage	8.52%	8.57%	8.48%	8.52%	8.48%
Common Equity Tier 1 capital	16.06%	16.08%	15.79%	16.06%	15.79%
[1]Refer to Table R for reconciliation to GAAP financial measures.

POPULAR, INC.
Financial Supplement to Third Quarter 2026 Earnings Release
Table B - Consolidated Statement of Operations
(Unaudited)

	Quarters ended		Variance	Quarter ended	Variance	Nine months ended
(In thousands, except per share information)	30-Sep-26	30-Jun-26	Δ vs 30-Jun-26	30-Sep-25	Δ vs 30-Sep-25	30-Sep-26	30-Sep-25
Interest income:
Loans	$725,035	$714,266	$10,769	$702,039	$22,996	$2,141,450	$2,053,299
Money market investments	45,868	47,021	(1,153)	66,867	(20,999)	137,129	206,565
Investment securities	235,870	220,352	15,518	197,743	38,127	657,049	567,655
Total interest income	1,006,773	981,639	25,134	966,649	40,124	2,935,628	2,827,519
Interest expense:
Deposits	289,185	271,254	17,931	303,432	(14,247)	819,857	896,353
Short-term borrowings	6,881	5,172	1,709	4,616	2,265	17,756	11,342
Long-term debt	11,777	11,794	(17)	12,096	(319)	35,486	36,173
Total interest expense	307,843	288,220	19,623	320,144	(12,301)	873,099	943,868
Net interest income	698,930	693,419	5,511	646,505	52,425	2,062,529	1,883,651
Provision for credit losses	58,593	65,873	(7,280)	75,125	(16,532)	200,352	188,147
Net interest income after provision for credit losses	640,337	627,546	12,791	571,380	68,957	1,862,177	1,695,504
Service charges on deposit accounts	37,106	39,037	(1,931)	39,077	(1,971)	114,909	116,957
Other service fees	110,584	108,792	1,792	101,376	9,208	322,297	296,406
Mortgage banking activities	4,852	6,267	(1,415)	2,771	2,081	15,332	11,332
Net loss, including impairment, on debt securities	—	(595)	595	—	—	(595)	—
Net (loss) gain, including impairment, on equity securities	(1,746)	2,327	(4,073)	2,197	(3,943)	1,610	3,645
Net (loss) gain on trading account debt securities	(792)	214	(1,006)	398	(1,190)	(317)	1,456
Adjustments to indemnity reserves on loans sold	158	394	(236)	36	122	587	329
Other operating income	25,496	24,109	1,387	25,340	156	68,006	61,608
Total non-interest income	175,658	180,545	(4,887)	171,195	4,463	521,829	491,733
Operating expenses:
Personnel costs
Salaries	141,357	134,448	6,909	139,350	2,007	410,618	403,052
Commissions, incentives and other bonuses	42,709	39,911	2,798	35,309	7,400	117,523	113,846
Profit sharing	15,097	10,000	5,097	13,000	2,097	23,894	26,000
Pension, postretirement and medical insurance	18,446	18,773	(327)	18,749	(303)	52,115	51,773
Other personnel costs, including payroll taxes	27,461	25,899	1,562	26,580	881	86,020	80,385
Total personnel costs	245,070	229,031	16,039	232,988	12,082	690,170	675,056
Net occupancy expenses	29,157	27,764	1,393	26,083	3,074	84,220	82,441
Equipment expenses	6,324	5,879	445	5,313	1,011	17,432	16,404
Other taxes	17,665	17,707	(42)	17,967	(302)	53,049	55,324
Professional fees	25,587	24,484	1,103	25,808	(221)	75,624	80,741
Technology and software expenses	90,068	90,971	(903)	87,117	2,951	270,178	255,481
Processing and transactional services
Credit and debit cards	15,498	13,236	2,262	14,728	770	42,940	40,698
Other processing and transactional services	24,172	24,030	142	23,680	492	73,083	73,352
Total processing and transactional services	39,670	37,266	2,404	38,408	1,262	116,023	114,050
Communications	4,562	4,261	301	4,836	(274)	13,332	14,750
Business promotion
Rewards and customer loyalty programs	19,045	19,600	(555)	17,656	1,389	54,037	52,068
Other business promotion	9,383	8,300	1,083	9,648	(265)	25,151	25,296
Total business promotion	28,428	27,900	528	27,304	1,124	79,188	77,364
Deposit insurance	9,692	9,977	(285)	10,873	(1,181)	29,586	30,315

Other real estate owned (OREO) income	(3,733)	(3,238)	(495)	(3,408)	(325)	(11,589)	(10,862)
Other operating expenses
Operational losses	1,895	3,118	(1,223)	1,634	261	8,988	13,957
All other	10,821	8,626	2,195	6,980	3,841	29,677	39,673
Total other operating expenses	12,716	11,744	972	8,614	4,102	38,665	53,630
Amortization of intangibles	384	384	—	384	—	1,152	1,366
Goodwill impairment	—	—	—	13,000	(13,000)	—	13,000
Total operating expenses	505,590	484,130	21,460	495,287	10,303	1,457,030	1,459,060
Income before income tax	310,405	323,961	(13,556)	247,288	63,117	926,976	728,177
Income tax expense	44,071	45,747	(1,676)	35,971	8,100	136,754	128,918
Net income	$266,334	$278,214	$(11,880)	$211,317	$55,017	$790,222	$599,259
Net income applicable to common stock	$265,981	$277,861	$(11,880)	$210,964	$55,017	$789,163	$598,200
Net income per common share - basic	$4.21	$4.35	$(0.14)	$3.15	$1.06	$12.34	$8.78
Net income per common share - diluted	$4.21	$4.35	$(0.14)	$3.14	$1.07	$12.34	$8.78
Dividends Declared per Common Share	$0.90	$0.75	$0.15	$0.75	$0.15	$2.40	$2.15

Popular, Inc.
Financial Supplement to Third Quarter 2026 Earnings Release
Table C - Consolidated Statement of Financial Condition
(Unaudited)

		Quarters ended		Variance
(In thousands)	30-Sep-26	30-Jun-26	30-Sep-25	Δ vs 30-Jun-26
Assets:
Cash and due from banks	$373,329	$365,013	$377,079	$8,316
Money market investments	5,112,689	4,555,489	4,754,391	557,200
Trading account debt securities, at fair value	30,704	31,170	33,122	(466)
Debt securities available-for-sale, at fair value	23,427,860	24,792,834	20,686,423	(1,364,974)
Debt securities held-to-maturity, at amortized cost	5,489,378	6,204,020	7,433,135	(714,642)
Less: Allowance for credit losses	6,057	6,230	5,837	(173)
Debt securities held-to-maturity, net	5,483,321	6,197,790	7,427,298	(714,469)
Equity securities	226,936	236,674	218,993	(9,738)
Loans held-for-sale, at lower of cost or fair value	3,214	88,579	7,783	(85,365)
Loans held-in-portfolio	40,441,556	40,156,582	39,111,956	284,974
Less: Unearned income	398,900	406,720	424,798	(7,820)
Allowance for credit losses	770,687	784,832	786,220	(14,145)
Total loans held-in-portfolio, net	39,271,969	38,965,030	37,900,938	306,939
Premises and equipment, net	746,190	731,945	679,651	14,245
Other real estate	44,299	49,557	42,950	(5,258)
Accrued income receivable	319,724	307,251	297,347	12,473
Mortgage servicing rights, at fair value	93,373	94,485	99,523	(1,112)
Other assets	1,831,386	1,762,221	1,744,886	69,165
Goodwill	789,954	789,954	789,954	—
Other intangible assets	3,924	4,308	5,460	(384)
Total assets	$77,758,872	$78,972,300	$75,065,798	$(1,213,428)
Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$15,010,570	$15,096,293	$14,874,026	$(85,723)
Interest bearing	53,694,421	55,136,822	51,639,378	(1,442,401)
Total deposits	68,704,991	70,233,115	66,513,404	(1,528,124)
Assets sold under agreements to repurchase	152,321	77,521	56,853	74,800
Other short-term borrowings	486,697	675,000	400,000	(188,303)
Notes payable	686,228	710,310	789,954	(24,082)
Other liabilities	1,489,791	843,349	1,189,915	646,442
Total liabilities	71,520,028	72,539,295	68,950,126	(1,019,267)
Stockholders’ equity:
Preferred stock	22,143	22,143	22,143	—
Common stock	1,050	1,050	1,049	—
Surplus	4,940,043	4,937,091	4,920,767	2,952
Retained earnings	5,841,950	5,632,866	5,022,546	209,084
Treasury stock	(3,181,178)	(3,000,759)	(2,574,573)	(180,419)
Accumulated other comprehensive loss, net of tax	(1,385,164)	(1,159,386)	(1,276,260)	(225,778)
Total stockholders’ equity	6,238,844	6,433,005	6,115,672	(194,161)
Total liabilities and stockholders’ equity	$77,758,872	$78,972,300	$75,065,798	$(1,213,428)

Popular, Inc.
Financial Supplement to Third Quarter 2026 Earnings Release
Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP)
For the quarters ended September 30, 2026 and June 30, 2026
(Unaudited)

Average Volume			Average Yields / Costs				Interest			Variance Attributable to
30- Sep-26	30-Jun-26	Variance	30- Sep-26	30-Jun-26	Variance		30-Sep-26	30-Jun-26	Variance	Rate	Volume
(In millions)							(In thousands)
$4,854	$5,095	$(241)	3.75%	3.70%	0.05%	Money market investments	$45,868	$47,021	$(1,153)	$1,109	$(2,262)
31,761	31,091	670	3.82	3.69	0.13	Investment securities [1]	305,829	286,115	19,714	8,707	11,007
35	32	3	5.43	5.76	(0.33)	Trading securities	478	454	24	(22)	46
36,650	36,218	432	3.82	3.69	0.13	Total money market, investment and trading securities	352,175	333,590	18,585	9,794	8,791
						Loans:
20,154	19,932	222	6.82	6.73	0.09	Commercial	346,528	334,494	12,034	8,289	3,745
1,680	1,764	(84)	7.80	7.90	(0.10)	Construction	33,029	34,729	(1,700)	(45)	(1,655)
1,949	1,970	(21)	7.41	7.45	(0.04)	Leasing	36,113	36,680	(567)	(176)	(391)
8,809	8,732	77	6.17	6.15	0.02	Mortgage	135,960	134,236	1,724	536	1,188
3,382	3,310	72	13.54	13.74	(0.20)	Consumer	115,388	113,356	2,032	(398)	2,430
3,846	3,867	(21)	9.31	9.32	(0.01)	Auto	90,287	89,901	386	884	(498)
39,820	39,575	245	7.56	7.53	0.03	Total loans	757,305	743,396	13,909	9,090	4,819
$76,470	$75,793	$677	5.76%	5.70%	0.06%	Total earning assets	$1,109,480	$1,076,986	$32,494	$18,884	$13,610
						Interest bearing deposits:
$8,790	$8,819	$(29)	1.68%	1.69%	(0.01)%	NOW and money market	$37,141	$37,237	$(96)	$589	$(685)
14,537	14,817	(280)	0.79	0.78	0.01	Savings	28,909	28,640	269	755	(486)
8,959	8,907	52	3.01	2.95	0.06	Time deposits	67,988	65,411	2,577	2,126	451
22,623	21,502	1,121	2.72	2.61	0.11	P.R. public deposits	155,147	139,966	15,181	7,271	7,910
54,909	54,045	864	2.09	2.01	0.08	Total interest bearing deposits	289,185	271,254	17,931	10,741	7,190
14,906	15,268	(362)				Non-interest bearing demand deposits
69,815	69,313	502	1.64	1.57	0.07	Total deposits	289,185	271,254	17,931	10,741	7,190
693	539	154	3.94	3.85	0.09	Short-term borrowings	6,881	5,172	1,709	196	1,513
718	741	(23)	6.51	6.38	0.13	Other medium and long- term debt	11,777	11,794	(17)	358	(375)
56,320	55,325	995	2.17	2.09	0.08	Total interest bearing liabilities (excluding demand deposits)	307,843	288,220	19,623	11,295	8,328
5,244	5,200	44				Other sources of funds
$76,470	$75,793	$677	1.60%	1.53%	0.07%	Total source of funds	$307,843	$288,220	$19,623	$11,295	$8,328
			4.16%	4.17%	(0.01)%	Net interest margin/ income on a taxable equivalent basis (Non- GAAP)	$801,637	$788,766	$12,871	$7,589	$5,282
			3.59%	3.61%	(0.02)%	Net interest spread
						Taxable equivalent adjustment	102,707	95,347	7,360
			3.63%	3.66%	(0.03)%	Net interest margin/ income non-taxable equivalent basis (GAAP)	$698,930	$693,419	$5,511
Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.
[1]Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.

Popular, Inc.
Financial Supplement to Third Quarter 2026 Earnings Release
Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP)
For the quarters ended September 30, 2026 and September 30, 2025
(Unaudited)

Average Volume			Average Yields / Costs				Interest			Variance Attributable to
30- Sep-26	30- Sep-25	Variance	30- Sep-26	30- Sep-25	Variance		30-Sep-26	30-Sep-25	Variance	Rate	Volume
(In millions)							(In thousands)
$4,854	$5,990	$(1,136)	3.75%	4.43%	(0.68)%	Money market investments	$45,868	$66,867	$(20,999)	$(9,397)	$(11,602)
31,761	28,957	2,804	3.82	3.42	0.40	Investment securities [1]	305,829	249,071	56,758	22,570	34,188
35	28	7	5.43	5.43	—	Trading securities	478	391	87	—	87
36,650	34,975	1,675	3.82	3.59	0.23	Total money market, investment and trading securities	352,175	316,329	35,846	13,173	22,673
						Loans:
20,154	19,229	925	6.82	6.72	0.10	Commercial	346,528	325,869	20,659	4,809	15,850
1,680	1,549	131	7.80	8.24	(0.44)	Construction	33,029	32,184	845	(1,793)	2,638
1,949	1,981	(32)	7.41	7.26	0.15	Leasing	36,113	35,957	156	751	(595)
8,809	8,484	325	6.17	5.96	0.21	Mortgage	135,960	126,352	9,608	4,670	4,938
3,382	3,257	125	13.54	13.80	(0.26)	Consumer	115,388	113,280	2,108	(1,965)	4,073
3,846	3,945	(99)	9.31	9.15	0.16	Auto	90,287	91,006	(719)	1,581	(2,300)
39,820	38,445	1,375	7.56	7.49	0.07	Total loans	757,305	724,648	32,657	8,053	24,604
$76,470	$73,420	$3,050	5.76%	5.63%	0.13%	Total earning assets	$1,109,480	$1,040,977	$68,503	$21,226	$47,277
						Interest bearing deposits:
$8,790	$8,184	$606	1.68%	1.77%	(0.09)%	NOW and money market	$37,141	$36,421	$720	$(2,252)	$2,972
14,537	14,529	8	0.79	0.81	(0.02)	Savings	28,909	29,772	(863)	(100)	(763)
8,959	8,825	134	3.01	3.16	(0.15)	Time deposits	67,988	70,196	(2,208)	(2,947)	739
22,623	20,766	1,857	2.72	3.19	(0.47)	P.R. public deposits	155,147	167,043	(11,896)	(25,359)	13,463
54,909	52,304	2,605	2.09	2.30	(0.21)	Total interest bearing deposits	289,185	303,432	(14,247)	(30,658)	16,411
14,906	14,846	60				Non-interest bearing demand deposits
69,815	67,150	2,665	1.64	1.79	(0.15)	Total deposits	289,185	303,432	(14,247)	(30,658)	16,411
693	405	288	3.94	4.52	(0.58)	Short-term borrowings	6,881	4,616	2,265	(653)	2,918
718	812	(94)	6.51	5.98	0.53	Other medium and long- term debt	11,777	12,096	(319)	1,194	(1,513)
56,320	53,521	2,799	2.17	2.37	(0.20)	Total interest bearing liabilities (excluding demand deposits)	307,843	320,144	(12,301)	(30,117)	17,816
5,244	5,053	191				Other sources of funds
$76,470	$73,420	$3,050	1.60%	1.73%	(0.13)%	Total source of funds	$307,843	$320,144	$(12,301)	$(30,117)	$17,816
			4.16%	3.90%	0.26%	Net interest margin/ income on a taxable equivalent basis (Non- GAAP)	$801,637	$720,833	$80,804	$51,343	$29,461
			3.59%	3.26%	0.33%	Net interest spread
						Taxable equivalent adjustment	102,707	74,328	28,379
			3.63%	3.51%	0.12%	Net interest margin/ income non-taxable equivalent basis (GAAP)	$698,930	$646,505	$52,425
Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.
[1]Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.

Popular, Inc.
Financial Supplement to Third Quarter 2026 Earnings Release
Table F - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE
(Unaudited)

Average Volume			Average Yields / Costs				Interest			Variance Attributable to
30-Sep-26	30-Sep-25	Variance	30- Sep-26	30- Sep-25	Variance		30-Sep-26	30-Sep-25	Variance	Rate	Volume
(In millions)							(In thousands)
$4,933	$6,205	$(1,272)	3.72%	4.45%	(0.73)%	Money market investments	$137,129	$206,565	$(69,436)	$(30,967)	$(38,469)
30,894	28,729	2,165	3.68	3.28	0.40	Investment securities [1]	850,841	705,879	144,962	87,165	57,797
33	29	4	5.58	5.74	(0.16)	Trading securities	1,394	1,237	157	(37)	194
35,860	34,963	897	3.69	3.49	0.20	Total money market, investment and trading securities	989,364	913,681	75,683	56,161	19,522
						Loans:
19,938	18,802	1,136	6.76	6.72	0.04	Commercial	1,007,409	945,330	62,079	4,699	57,380
1,714	1,440	274	7.94	8.19	(0.25)	Construction	101,825	88,179	13,646	(2,676)	16,322
1,968	1,961	7	7.40	7.18	0.22	Leasing	109,252	105,650	3,602	3,239	363
8,736	8,331	405	6.13	5.89	0.24	Mortgage	401,875	368,141	33,734	15,467	18,267
3,334	3,224	110	13.71	14.10	(0.39)	Consumer	341,874	339,880	1,994	(9,009)	11,003
3,868	3,935	(67)	9.32	9.00	0.32	Auto	269,685	264,905	4,780	9,292	(4,512)
39,558	37,693	1,865	7.54	7.49	0.05	Total loans	2,231,920	2,112,085	119,835	21,012	98,823
$75,418	$72,656	$2,762	5.71%	5.57%	0.14%	Total earning assets	$3,221,284	$3,025,766	$195,518	$77,173	$118,345
						Interest bearing deposits:
$8,722	$8,077	$645	1.66%	1.73%	(0.07)%	NOW and money market	$108,537	$104,711	$3,826	$(8,150)	$11,976
14,662	14,547	115	0.78	0.84	(0.06)	Savings	85,262	91,430	(6,168)	(3,378)	(2,790)
8,861	8,587	274	2.98	3.17	(0.19)	Time deposits	197,643	203,909	(6,266)	(12,640)	6,374
21,504	20,464	1,040	2.66	3.24	(0.58)	P.R public deposits	428,415	496,303	(67,888)	(90,826)	22,938
53,749	51,675	2,074	2.04	2.32	(0.28)	Total interest bearing deposits	819,857	896,353	(76,496)	(114,994)	38,498
15,091	14,778	313				Non-interest bearing demand deposits
68,840	66,453	2,387	1.59	1.80	(0.21)	Total deposits	819,857	896,353	(76,496)	(114,994)	38,498
610	333	277	3.89	4.55	(0.66)	Short-term borrowings	17,756	11,342	6,414	(1,830)	8,244
743	835	(92)	6.38	5.79	0.59	Other medium and long- term debt	35,486	36,173	(687)	3,668	(4,355)
55,102	52,843	2,259	2.12	2.39	(0.27)	Total interest bearing liabilities (excluding demand deposits)	873,099	943,868	(70,769)	(113,156)	42,387
5,225	5,035	190				Other sources of funds
$75,418	$72,656	$2,762	1.55%	1.74%	(0.19)%	Total source of funds	$873,099	$943,868	$(70,769)	$(113,156)	$42,387
			4.16%	3.83%	0.33%	Net interest margin/ income on a taxable equivalent basis (Non- GAAP)	$2,348,185	$2,081,898	$266,287	$190,329	$75,958
			3.59%	3.18%	0.41%	Net interest spread
						Taxable equivalent adjustment	285,656	198,247	87,409
			3.65%	3.46%	0.19%	Net interest margin/ income non-taxable equivalent basis (GAAP)	$2,062,529	$1,883,651	$178,878
Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.
[1]Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.

Popular, Inc.
Financial Supplement to Third Quarter 2026 Earnings Release
Table G - Mortgage Banking Activities and Other Service Fees
(Unaudited)
Mortgage Banking Activities

	Quarters ended			Variance		Nine months ended
(In thousands)	30-Sep-26	30-Jun-26	30-Sep-25	Δ vs 30 - Jun-26	Δ vs 30- Sep-25	30-Sep-26	30-Sep-25	Δ vs 30- Sep -25
Mortgage servicing fees, net of fair value adjustments:
Mortgage servicing fees	$6,173	$6,416	$6,744	$(243)	$(571)	$19,072	$20,824	$(1,752)
Mortgage servicing rights fair value adjustments	(1,497)	(232)	(3,835)	(1,265)	2,338	(4,368)	(9,359)	4,991
Total mortgage servicing fees, net of fair value adjustments	4,676	6,184	2,909	(1,508)	1,767	14,704	11,465	3,239
Net (loss) gain on sale of loans, including valuation on loans held-for-sale	(17)	159	(53)	(176)	36	460	103	357
Trading account (loss) profit:
Unrealized (losses) gains on outstanding derivative positions	124	(52)	51	176	73	147	(44)	191
Realized (losses) gains on closed derivative positions	69	13	(122)	56	191	63	(131)	194
Total trading account (loss) profit	193	(39)	(71)	232	264	210	(175)	385
Losses on repurchased loans, including interest advances	—	(37)	(14)	37	14	(42)	(61)	19
Total mortgage banking activities	$4,852	$6,267	$2,771	$(1,415)	$2,081	$15,332	$11,332	$4,000
Other Service Fees

	Quarters ended			Variance		Nine months ended
(In thousands)	30-Sep-26	30-Jun-26	30-Sep-25	Δ vs 30- Jun-26	Δ vs 30- Sept-25	30-Sep-26	30-Sep-25	Δ vs 30- Sep-25
Other service fees:
Debit card fees	$30,841	$31,538	$28,084	$(697)	$2,757	$92,388	$82,434	$9,954
Insurance fees	12,893	12,586	12,995	307	(102)	38,004	36,999	1,005
Credit card fees	35,270	34,783	32,668	487	2,602	102,054	95,300	6,754
Sale and administration of investment products	11,007	9,998	9,459	1,009	1,548	31,192	27,490	3,702
Trust fees	7,911	7,751	6,998	160	913	23,001	19,924	3,077
Other fees	12,662	12,136	11,172	526	1,490	35,658	34,259	1,399
Total other service fees	$110,584	$108,792	$101,376	$1,792	$9,208	$322,297	$296,406	$25,891

Popular, Inc.
Financial Supplement to Third Quarter 2026 Earnings Release
Table H - Consolidated Loans and Deposits
(Unaudited)
Loans - Ending Balances

	Quarters ended			Variance
(Dollars in thousands)	30-Sep-26	30-Jun-26	30-Sep-25	Δ vs 30- Jun-26	% of Change	Δ vs 30- Sep-25	% of Change
Loans held-in-portfolio:
Commercial
Commercial multi-family	$2,396,981	$2,399,424	$2,489,589	$(2,443)	(0.10%)	$(92,608)	(3.72%)
Commercial real estate non- owner occupied	5,842,740	5,620,875	5,462,580	221,865	3.95%	380,160	6.96%
Commercial real estate owner occupied	3,412,200	3,256,702	3,090,724	155,498	4.77%	321,476	10.40%
Commercial and industrial	8,709,058	8,774,084	8,245,639	(65,026)	(0.74%)	463,419	5.62%
Total Commercial	20,360,979	20,051,085	19,288,532	309,894	1.55%	1,072,447	5.56%
Construction	1,585,873	1,732,075	1,604,612	(146,202)	(8.44%)	(18,739)	(1.17%)
Mortgage	8,860,185	8,780,334	8,558,408	79,851	0.91%	301,777	3.53%
Leasing	1,952,125	1,968,035	1,998,651	(15,910)	(0.81%)	(46,526)	(2.33%)
Consumer
Credit cards	1,260,053	1,237,997	1,225,567	22,056	1.78%	34,486	2.81%
Home equity lines of credit	88,606	85,357	78,890	3,249	3.81%	9,716	12.32%
Personal	1,994,260	1,952,725	1,900,325	41,535	2.13%	93,935	4.94%
Auto	3,756,459	3,766,648	3,850,953	(10,189)	(0.27%)	(94,494)	(2.45%)
Other	184,116	175,606	181,220	8,510	4.85%	2,896	1.60%
Total Consumer	7,283,494	7,218,333	7,236,955	65,161	0.90%	46,539	0.64%
Total loans held-in-portfolio	$40,042,656	$39,749,862	$38,687,158	$292,794	0.74%	$1,355,498	3.50%
Loans held-for-sale:
Commercial	$—	$83,700	$—	$(83,700)	—%	$—	—%
Mortgage	$3,214	$4,879	$7,783	$(1,665)	(34.13%)	$(4,569)	(58.70%)
Total loans held-for-sale	$3,214	$88,579	$7,783	$(85,365)	(96.37%)	$(4,569)	(58.70%)
Total loans	$40,045,870	$39,838,441	$38,694,941	$207,429	0.52%	$1,350,929	3.49%
Deposits - Ending Balances

	Quarters ended			Variance
(In thousands)	30-Sep-26	30-Jun-26	30-Sep-25 [2]	Δ vs 30- Jun-26	% of Change	Δ vs 30- Sep-25	% of Change
Deposits excluding P.R. public deposits:
Demand deposits	$15,005,068	$15,085,454	$14,874,026	$(80,386)	(0.53%)	$131,042	0.88%
Savings, NOW and money market deposits (non-brokered)	23,037,725	23,376,410	22,538,837	(338,685)	(1.45%)	498,888	2.21%
Savings, NOW and money market deposits (brokered)	75,278	79,505	84,592	(4,227)	(5.32%)	(9,314)	(11.01%)
Time deposits (non-brokered)	8,227,389	8,113,712	8,113,659	113,677	1.40%	113,730	1.40%
Time deposits (brokered CDs)	893,371	873,116	826,182	20,255	2.32%	67,189	8.13%
Sub-total deposits excluding P.R. public deposits	47,238,831	47,528,197	46,437,296	(289,366)	(0.61%)	801,535	1.73%
P.R. public deposits:
Demand deposits [1]	11,033,195	11,438,732	12,487,246	(405,537)	(3.55%)	(1,454,051)	(11.64%)
Savings, NOW and money market deposits (non-brokered)	9,515,457	10,347,936	6,907,309	(832,479)	(8.04%)	2,608,148	37.76%
Time deposits (non-brokered)	917,508	918,250	681,553	(742)	(0.08%)	235,955	34.62%
Sub-total P.R. public deposits	21,466,160	22,704,918	20,076,108	(1,238,758)	(5.46%)	1,390,052	6.92%
Total deposits	$68,704,991	$70,233,115	$66,513,404	$(1,528,124)	(2.18%)	$2,191,587	3.29%
[1] Includes interest bearing demand deposits.
[2] Savings, NOW and money market deposits include reciprocal deposits of $844 million as of September 30, 2026  (June 30, 2026 - $841 million;
September 30, 2025 - $799 million) that were categorized as brokered deposits during 2025 and re-characterized as non-brokered in 2026. Similarly, Time deposits include reciprocal deposits of $88 million  as of September 30, 2026 (June 30, 2026 - $75 million; September 30, 2025 - $100 million) that were categorized as brokered deposits during 2025 and re-characterized as non-brokered in 2026. The presentation for September 30, 2025  has been adjusted to conform to the presentation for September 30, 2026.

Popular, Inc.
Financial Supplement to Third Quarter 2026 Earnings Release
Table I - Loan Delinquency - BPPR Operations
(Unaudited)

30-Sep-26
BPPR
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$4,608	$2,472	$3,222	$10,302	$334,459	$344,761	$3,222	$—
Commercial real estate:
Non-owner occupied	4,925	138	25,930	30,993	3,376,262	3,407,255	25,930	—
Owner occupied	5,892	1,238	18,601	25,731	1,179,548	1,205,279	18,601	—
Commercial and industrial	5,920	2,721	188,053	196,694	5,893,457	6,090,151	183,940	4,113
Construction	11,944	—	—	11,944	457,743	469,687	—	—
Mortgage	245,242	115,758	320,383	681,383	6,963,994	7,645,377	130,982	189,401
Leasing	22,785	5,283	7,713	35,781	1,916,344	1,952,125	7,713	—
Consumer:
Credit cards	14,018	9,957	24,279	48,254	1,211,793	1,260,047	—	24,279
Home equity lines of credit	—	—	—	—	1,818	1,818	—	—
Personal	21,317	12,624	16,349	50,290	1,891,960	1,942,250	16,349	—
Auto	111,097	20,747	32,223	164,067	3,592,392	3,756,459	32,223	—
Other	340	121	3,491	3,952	165,537	169,489	2,994	497
Total	$448,088	$171,059	$640,244	$1,259,391	$26,985,307	$28,244,698	$421,954	$218,290

30-Jun-26
BPPR
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$10,723	$—	$—	$10,723	$335,236	$345,959	$—	$—
Commercial real estate:
Non-owner occupied	2,750	160	26,016	28,926	3,292,169	3,321,095	26,016	—
Owner occupied	2,053	—	15,374	17,427	1,139,254	1,156,681	15,374	—
Commercial and industrial	5,063	2,084	142,947	150,094	6,012,974	6,163,068	138,389	4,558
Construction	—	—	—	—	425,850	425,850	—	—
Mortgage	228,082	108,220	320,739	657,041	6,872,509	7,529,550	129,240	191,499
Leasing	22,358	5,549	7,182	35,089	1,932,946	1,968,035	7,182	—
Consumer:
Credit cards	12,058	8,488	23,367	43,913	1,194,097	1,238,010	—	23,367
Home equity lines of credit	—	—	—	—	1,852	1,852	—	—
Personal	17,784	10,789	16,605	45,178	1,850,841	1,896,019	16,605	—
Auto	99,765	19,552	31,474	150,791	3,615,857	3,766,648	31,474	—
Other	327	796	3,869	4,992	159,077	164,069	3,544	325
Total	$400,963	$155,638	$587,573	$1,144,174	$26,832,662	$27,976,836	$367,824	$219,749

Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$(6,115)	$2,472	$3,222	$(421)	$(777)	$(1,198)	$3,222	$—
Commercial real estate:
Non-owner occupied	2,175	(22)	(86)	2,067	84,093	86,160	(86)	—
Owner occupied	3,839	1,238	3,227	8,304	40,294	48,598	3,227	—
Commercial and industrial	857	637	45,106	46,600	(119,517)	(72,917)	45,551	(445)
Construction	11,944	—	—	11,944	31,893	43,837	—	—
Mortgage	17,160	7,538	(356)	24,342	91,485	115,827	1,742	(2,098)
Leasing	427	(266)	531	692	(16,602)	(15,910)	531	—
Consumer:
Credit cards	1,960	1,469	912	4,341	17,696	22,037	—	912
Home equity lines of credit	—	—	—	—	(34)	(34)	—	—
Personal	3,533	1,835	(256)	5,112	41,119	46,231	(256)	—
Auto	11,332	1,195	749	13,276	(23,465)	(10,189)	749	—
Other	13	(675)	(378)	(1,040)	6,460	5,420	(550)	172
Total	$47,125	$15,421	$52,671	$115,217	$152,645	$267,862	$54,130	$(1,459)

Popular, Inc.
Financial Supplement to Third Quarter 2026 Earnings Release
Table J - Loan Delinquency - Popular U.S. Operations
(Unaudited)

30-Sep-26
Popular U.S.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$4,985	$2,132	$7,151	$14,268	$2,037,952	$2,052,220	$7,151	$—
Commercial real estate:								—
Non-owner occupied	27,718	2,059	6,329	36,106	2,399,379	2,435,485	6,329	—
Owner occupied	5,048	—	8,865	13,913	2,193,008	2,206,921	8,865	—
Commercial and industrial	8,696	7,792	8,632	25,120	2,593,787	2,618,907	8,469	163
Construction	—	12,491	—	12,491	1,103,695	1,116,186	—	—
Mortgage	1,276	3,977	9,256	14,509	1,200,299	1,214,808	9,256	—
Consumer:								—
Credit cards	—	—	—	—	6	6	—	—
Home equity lines of credit	735	1,046	2,876	4,657	82,131	86,788	2,876	—
Personal	614	399	837	1,850	50,160	52,010	837	—
Other	—	—	48	48	14,579	14,627	48	—
Total	$49,072	$29,896	$43,994	$122,962	$11,674,996	$11,797,958	$43,831	$163

30-Jun-26
Popular U.S.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$5,166	$—	$8,931	$14,097	$2,039,368	$2,053,465	$8,931	$—
Commercial real estate:								—
Non-owner occupied	1,600	3,391	6,950	11,941	2,287,839	2,299,780	6,950	—
Owner occupied	994	1,438	8,865	11,297	2,088,724	2,100,021	8,865	—
Commercial and industrial	5,672	58	6,737	12,467	2,598,549	2,611,016	6,563	174
Construction	—	12,491	—	12,491	1,293,734	1,306,225	—	—
Mortgage	898	2,773	10,233	13,904	1,236,880	1,250,784	10,233	—
Consumer:								—
Credit cards	—	—	—	—	(13)	(13)	—	—
Home equity lines of credit	912	119	3,320	4,351	79,154	83,505	3,320	—
Personal	513	656	751	1,920	54,786	56,706	751	—
Other	441	—	—	441	11,096	11,537	—	—
Total	$16,196	$20,926	$45,787	$82,909	$11,690,117	$11,773,026	$45,613	$174

Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$(181)	$2,132	$(1,780)	$171	$(1,416)	$(1,245)	$(1,780)	$—
Commercial real estate:
Non-owner occupied	26,118	(1,332)	(621)	24,165	111,540	135,705	(621)	—
Owner occupied	4,054	(1,438)	—	2,616	104,284	106,900	—	—
Commercial and industrial	3,024	7,734	1,895	12,653	(4,762)	7,891	1,906	(11)
Construction	—	—	—	—	(190,039)	(190,039)	—	—
Mortgage	378	1,204	(977)	605	(36,581)	(35,976)	(977)	—
Consumer:
Credit cards	—	—	—	—	19	19	—	—
Home equity lines of credit	(177)	927	(444)	306	2,977	3,283	(444)	—
Personal	101	(257)	86	(70)	(4,626)	(4,696)	86	—
Other	(441)	—	48	(393)	3,483	3,090	48	—
Total	$32,876	$8,970	$(1,793)	$40,053	$(15,121)	$24,932	$(1,782)	$(11)

Popular, Inc.
Financial Supplement to Third Quarter 2026 Earnings Release
Table K - Loan Delinquency - Consolidated
(Unaudited)

30-Sep-26
Popular, Inc.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$9,593	$4,604	$10,373	$24,570	$2,372,411	$2,396,981	$10,373	$—
Commercial real estate:
Non-owner occupied	32,643	2,197	32,259	67,099	5,775,641	5,842,740	32,259	—
Owner occupied	10,940	1,238	27,466	39,644	3,372,556	3,412,200	27,466	—
Commercial and industrial	14,616	10,513	196,685	221,814	8,487,244	8,709,058	192,409	4,276
Construction	11,944	12,491	—	24,435	1,561,438	1,585,873	—	—
Mortgage	246,518	119,735	329,639	695,892	8,164,293	8,860,185	140,238	189,401
Leasing	22,785	5,283	7,713	35,781	1,916,344	1,952,125	7,713	—
Consumer:
Credit cards	14,018	9,957	24,279	48,254	1,211,799	1,260,053	—	24,279
Home equity lines of credit	735	1,046	2,876	4,657	83,949	88,606	2,876	—
Personal	21,931	13,023	17,186	52,140	1,942,120	1,994,260	17,186	—
Auto	111,097	20,747	32,223	164,067	3,592,392	3,756,459	32,223	—
Other	340	121	3,539	4,000	180,116	184,116	3,042	497
Total	$497,160	$200,955	$684,238	$1,382,353	$38,660,303	$40,042,656	$465,785	$218,453

30-Jun-26
Popular, Inc.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$15,889	$—	$8,931	$24,820	$2,374,604	$2,399,424	$8,931	$—
Commercial real estate:
Non-owner occupied	4,350	3,551	32,966	40,867	5,580,008	5,620,875	32,966	—
Owner occupied	3,047	1,438	24,239	28,724	3,227,978	3,256,702	24,239	—
Commercial and industrial	10,735	2,142	149,684	162,561	8,611,523	8,774,084	144,952	4,732
Construction	—	12,491	—	12,491	1,719,584	1,732,075	—	—
Mortgage	228,980	110,993	330,972	670,945	8,109,389	8,780,334	139,473	191,499
Leasing	22,358	5,549	7,182	35,089	1,932,946	1,968,035	7,182	—
Consumer:
Credit cards	12,058	8,488	23,367	43,913	1,194,084	1,237,997	—	23,367
Home equity lines of credit	912	119	3,320	4,351	81,006	85,357	3,320	—
Personal	18,297	11,445	17,356	47,098	1,905,627	1,952,725	17,356	—
Auto	99,765	19,552	31,474	150,791	3,615,857	3,766,648	31,474	—
Other	768	796	3,869	5,433	170,173	175,606	3,544	325
Total	$417,159	$176,564	$633,360	$1,227,083	$38,522,779	$39,749,862	$413,437	$219,923

Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$(6,296)	$4,604	$1,442	$(250)	$(2,193)	$(2,443)	$1,442	$—
Commercial real estate:
Non-owner occupied	28,293	(1,354)	(707)	26,232	195,633	221,865	(707)	—
Owner occupied	7,893	(200)	3,227	10,920	144,578	155,498	3,227	—
Commercial and industrial	3,881	8,371	47,001	59,253	(124,279)	(65,026)	47,457	(456)
Construction	11,944	—	—	11,944	(158,146)	(146,202)	—	—
Mortgage	17,538	8,742	(1,333)	24,947	54,904	79,851	765	(2,098)
Leasing	427	(266)	531	692	(16,602)	(15,910)	531	—
Consumer:
Credit cards	1,960	1,469	912	4,341	17,715	22,056	—	912
Home equity lines of credit	(177)	927	(444)	306	2,943	3,249	(444)	—
Personal	3,634	1,578	(170)	5,042	36,493	41,535	(170)	—
Auto	11,332	1,195	749	13,276	(23,465)	(10,189)	749	—
Other	(428)	(675)	(330)	(1,433)	9,943	8,510	(502)	172
Total	$80,001	$24,391	$50,878	$155,270	$137,524	$292,794	$52,348	$(1,470)

Popular, Inc.
Financial Supplement to Third Quarter 2026 Earnings Release
Table L - Non-Performing Assets
(Unaudited)

							Variance
(Dollars in thousands)	30-Sep-26	As a % of loans HIP by category	30-Jun-26	As a % of loans HIP by category	30-Sep-25	As a % of loans HIP by category	Q3 2026 vs. Q2 2026	Q3 2026 vs Q3 2025
Non-accrual loans:
Commercial
Commercial multi-family	$10,373	0.4%	$8,931	0.4%	$8,641	0.3%	$1,442	$1,732
Commercial real estate non-owner occupied	32,259	0.6	32,966	0.6	44,126	0.8	(707)	(11,867)
Commercial real estate owner occupied	27,466	0.8	24,239	0.7	25,619	0.8	3,227	1,847
Commercial and industrial	192,409	2.2	144,952	1.7	174,491	2.1	47,457	17,918
Total Commercial	262,507	1.3	211,088	1.1	252,877	1.3	51,419	9,630
Mortgage	140,238	1.6	139,473	1.6	167,767	2.0	765	(27,529)
Leasing	7,713	0.4	7,182	0.4	7,747	0.4	531	(34)
Consumer
Home equity lines of credit	2,876	3.2	3,320	3.9	3,257	4.1	(444)	(381)
Personal	17,186	0.9	17,356	0.9	19,316	1.0	(170)	(2,130)
Auto	32,223	0.9	31,474	0.8	49,432	1.3	749	(17,209)
Other	3,042	1.7	3,544	2.0	1,806	1.0	(502)	1,236
Total Consumer	55,327	0.8	55,694	0.8	73,811	1.0	(367)	(18,484)
Total non-performing loans held-in- portfolio	465,785	1.2%	413,437	1.0%	502,202	1.3%	52,348	(36,417)
Non-performing loans held-for-sale	—		83,700		—		(83,700)	—
Other real estate owned (“OREO”)	44,299		49,557		42,950		(5,258)	1,349
Total non-performing assets	510,084		546,694		545,152		(36,610)	(35,068)
Accruing loans past due 90 days or more [1]	218,453		219,923		205,356		$(1,470)	$13,097
Ratios:
Non-performing assets to total assets	0.66%		0.69%		0.73%
Non-performing loans held-in-portfolio to loans held-in-portfolio	1.16		1.04		1.30
Allowance for credit losses to loans held- in-portfolio	1.92		1.97		2.03
Allowance for credit losses to non- performing loans, excluding loans held-for- sale	165.46		189.83		156.55
[1] It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to non-performing since the principal repayment is insured.  These balances include $35 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of September 2026 (June 2026 - $40 million ; September 2025 - $49 million). Furthermore, the
Corporation has approximately $23 million reverse mortgage loans which are guaranteed by FHA, as of September 2026 . Due to the guaranteed nature of the loans, it is the Corporation’s policy to exclude these balances from non-performing assets (June 2026 - $25 million ;  September 2025 - $29 million ).

Popular, Inc.
Financial Supplement to Third Quarter 2026 Earnings Release
Table M - Activity in Non-Performing Loans
(Unaudited)
Commercial loans held-in-portfolio:

	Quarter ended			Quarter ended
	30-Sep-26			30-Jun-26
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$179,779	$31,309	$211,088	$226,642	$24,473	$251,115
Plus:
New non-performing loans	91,131	5,924	97,055	136,095	16,382	152,477
Advances on existing non-performing loans	—	210	210	—	62	62
Less:
Non-performing loans transferred to OREO	—	—	—	(301)	—	(301)
Non-performing loans charged-off	(34,809)	(585)	(35,394)	(73,035)	(1,571)	(74,606)
Loans returned to accrual status / loan collections	(4,408)	(6,044)	(10,452)	(25,922)	(8,037)	(33,959)
Loans transferred to held-for-sale	—	—	—	(83,700)	—	(83,700)
Ending balance NPLs	$231,693	$30,814	$262,507	$179,779	$31,309	$211,088
Mortgage loans held-in-portfolio:

	Quarter ended			Quarter ended
	30-Sep-26			30-Jun-26
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$129,240	$10,233	$139,473	$129,367	$9,700	$139,067
Plus:
New non-performing loans	30,624	2,804	33,428	30,664	3,251	33,915
Advances on existing non-performing loans	—	—	—	—	4	4
Less:
Non-performing loans transferred to OREO	(1,497)	—	(1,497)	(1,985)	—	(1,985)
Non-performing loans charged-off	44	(4)	40	119	(9)	110
Loans returned to accrual status / loan collections	(27,429)	(3,777)	(31,206)	(28,925)	(2,713)	(31,638)
Ending balance NPLs	$130,982	$9,256	$140,238	$129,240	$10,233	$139,473
Total non-performing loans held-in-portfolio (excluding consumer):

	Quarter ended			Quarter ended
	30-Sep-26			30-Jun-26
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$309,019	$41,542	$350,561	$356,009	$34,173	$390,182
Plus:
New non-performing loans	121,755	8,728	130,483	166,759	19,633	186,392
Advances on existing non-performing loans	—	210	210	—	66	66
Less:
Non-performing loans transferred to OREO	(1,497)	—	(1,497)	(2,286)	—	(2,286)
Non-performing loans charged-off	(34,765)	(589)	(35,354)	(72,916)	(1,580)	(74,496)
Loans returned to accrual status / loan collections	(31,837)	(9,821)	(41,658)	(54,847)	(10,750)	(65,597)
Loans transferred to held-for-sale	—	—	—	(83,700)	—	(83,700)
Ending balance NPLs	$362,675	$40,070	$402,745	$309,019	$41,542	$350,561

Popular, Inc.
Financial Supplement to Third Quarter 2026 Earnings Release
Table N - Allowance for Credit Losses, Net Charge-offs and Related Ratios
(Unaudited)

	Quarters ended
(In thousands)	30-Sep-26	30-Jun-26	30-Sep-25
Balance at beginning of period - loans held-in-portfolio	$784,832	$823,729	$769,485
Provision for credit losses	58,788	65,154	74,517
Initial allowance for credit losses - PCD Loans	3	2	6
	843,623	888,885	844,008
Net loans charge-off (recovered)- BPPR
Commercial:
Commercial multi-family	(2)	—	(2)
Commercial real estate non-owner occupied	(676)	(4,102)	12,614
Commercial real estate owner occupied	(4,211)	(2,063)	(947)
Commercial and industrial	34,085	73,406	1,467
Total Commercial	29,196	67,241	13,132
Construction	(80)	—	—
Mortgage	(3,324)	(4,922)	(2,216)
Leasing	1,605	1,840	2,054
Consumer:
Credit cards	13,739	14,300	15,310
Home equity lines of credit	(107)	(44)	(89)
Personal	17,212	16,143	15,685
Auto	13,067	5,808	12,036
Other Consumer	769	1,322	627
Total Consumer	44,680	37,529	43,569
Total net charged-off BPPR	$72,077	$101,688	$56,539
Net loans charge-off (recovered) - Popular U.S.
Commercial:
Commercial multi-family	—	1,312	(60)
Commercial real estate owner occupied	626	(139)	(16)
Commercial and industrial	(127)	87	660
Total Commercial	499	1,260	584
Construction	—	—	—
Mortgage	(32)	(31)	(36)
Consumer:
Credit cards	—	1	—
Home equity lines of credit	(428)	(106)	(423)
Personal	804	1,233	1,109
Other Consumer	16	8	15
Total Consumer	392	1,136	701
Total net charged-off Popular U.S.	$859	$2,365	$1,249
Total loans net charged-off - Popular, Inc.	$72,936	$104,053	$57,788
Balance at end of period - loans held-in-portfolio	$770,687	$784,832	$786,220
Balance at beginning of period - unfunded commitments	$14,936	$14,547	$13,053
Provision for credit losses (benefit)	(22)	389	770
Balance at end of period - unfunded commitments [1]	$14,914	$14,936	$13,823
POPULAR, INC.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.73%	1.05%	0.60%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	80.60%	62.62%	128.95%
BPPR
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	1.03%	1.46%	0.84%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	85.09%	60.71%	128.48%
Popular U.S.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.03%	0.08%	0.04%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	(295.81%)	144.44%	150.36%
[1] Allowance for credit losses of unfunded commitments is presented as part of Other Liabilities in the Consolidated Statements of Financial Condition.

Popular, Inc.
Financial Supplement to Third Quarter 2026 Earnings Release
Table O - Allowance for Credit Losses “ACL”- Loan Portfolios - BPPR Operations
(Unaudited)

30-Sep-26
BPPR
(Dollars in thousands)	Total ACL	Total loans held-in- portfolio	ACL to loans held- in-portfolio
Commercial:
Commercial multi-family	$3,420	$344,761	0.99%
Commercial real estate - non-owner occupied	38,230	3,407,255	1.12%
Commercial real estate - owner occupied	38,653	1,205,279	3.21%
Commercial and industrial	175,264	6,090,151	2.88%
Total commercial	$255,567	$11,047,446	2.31%
Construction	4,193	469,687	0.89%
Mortgage	69,390	7,645,377	0.91%
Leasing	16,870	1,952,125	0.86%
Consumer:
Credit cards	84,992	1,260,047	6.75%
Home equity lines of credit	47	1,818	2.59%
Personal	89,962	1,942,250	4.63%
Auto	152,931	3,756,459	4.07%
Other	7,590	169,489	4.48%
Total consumer	$335,522	$7,130,063	4.71%
Total	$681,542	$28,244,698	2.41%

30-Jun-26
BPPR
(Dollars in thousands)	Total ACL	Total loans held-in- portfolio	ACL to loans held- in-portfolio
Commercial:
Commercial multi-family	$4,069	$345,959	1.18%
Commercial real estate - non-owner occupied	40,179	3,321,095	1.21%
Commercial real estate - owner occupied	35,549	1,156,681	3.07%
Commercial and industrial	166,787	6,163,068	2.71%
Total commercial	$246,584	$10,986,803	2.24%
Construction	4,803	425,850	1.13%
Mortgage	70,498	7,529,550	0.94%
Leasing	17,627	1,968,035	0.90%
Consumer:
Credit cards	84,817	1,238,010	6.85%
Home equity lines of credit	52	1,852	2.81%
Personal	96,014	1,896,019	5.06%
Auto	164,543	3,766,648	4.37%
Other	7,349	164,069	4.48%
Total consumer	$352,775	$7,066,598	4.99%
Total	$692,287	$27,976,836	2.47%

Variance
(Dollars in thousands)	Total ACL	Total loans held-in- portfolio	ACL to loans held- in-portfolio
Commercial:
Commercial multi-family	$(649)	$(1,198)	(0.18%)
Commercial real estate - non-owner occupied	(1,949)	86,160	(0.09%)
Commercial real estate - owner occupied	3,104	48,598	0.13%
Commercial and industrial	8,477	(72,917)	0.17%
Total commercial	$8,983	$60,643	0.07%
Construction	(610)	43,837	(0.24%)
Mortgage	(1,108)	115,827	(0.03)%
Leasing	(757)	(15,910)	(0.03)%
Consumer:
Credit cards	175	22,037	(0.11)%
Home equity lines of credit	(5)	(34)	(0.22%)
Personal	(6,052)	46,231	(0.43%)
Auto	(11,612)	(10,189)	(0.30%)
Other	241	5,420	—%
Total consumer	$(17,253)	$63,465	(0.29%)
Total	$(10,745)	$267,862	(0.06)%

Popular, Inc.
Financial Supplement to Third Quarter 2026 Earnings Release
Table P - Allowance for Credit Losses “ACL”- Loan Portfolios - POPULAR U.S. Operations
(Unaudited)

30-Sep-26
Popular U.S.
(Dollars in thousands)	Total ACL	Total loans held-in- portfolio	ACL to loans held- in-portfolio
Commercial:
Commercial multi-family	$12,391	$2,052,220	0.60%
Commercial real estate - non-owner occupied	14,418	2,435,485	0.59%
Commercial real estate - owner occupied	19,180	2,206,921	0.87%
Commercial and industrial	21,415	2,618,907	0.82%
Total commercial	$67,404	$9,313,533	0.72%
Construction	7,161	1,116,186	0.64%
Mortgage	8,258	1,214,808	0.68%
Consumer:
Credit cards	—	6	-%
Home equity lines of credit	1,679	86,788	1.93%
Personal	4,639	52,010	8.92%
Other	4	14,627	0.03%
Total consumer	$6,322	$153,431	4.12%
Total	$89,145	$11,797,958	0.76%

30-Jun-26
Popular U.S.
(Dollars in thousands)	Total ACL	Total loans held-in- portfolio	ACL to loans held- in-portfolio
Commercial:
Commercial multi-family	$14,850	$2,053,465	0.72%
Commercial real estate - non-owner occupied	15,631	2,299,780	0.68%
Commercial real estate - owner occupied	17,090	2,100,021	0.81%
Commercial and industrial	18,609	2,611,016	0.71%
Total commercial	$66,180	$9,064,282	0.73%
Construction	9,557	1,306,225	0.73%
Mortgage	9,024	1,250,784	0.72%
Consumer:
Credit cards	—	(13)	—%
Home equity lines of credit	1,371	83,505	1.64%
Personal	6,408	56,706	11.30%
Other	5	11,537	0.04%
Total consumer	$7,784	$151,735	5.13%
Total	$92,545	$11,773,026	0.79%

Variance
(Dollars in thousands)	Total ACL	Total loans held-in- portfolio	ACL to loans held- in-portfolio
Commercial:
Commercial multi-family	$(2,459)	$(1,245)	(0.12%)
Commercial real estate - non-owner occupied	(1,213)	135,705	(0.09%)
Commercial real estate - owner occupied	2,090	106,900	0.06%
Commercial and industrial	2,806	7,891	0.10%
Total commercial	$1,224	$249,251	(0.01%)
Construction	(2,396)	(190,039)	(0.09%)
Mortgage	(766)	(35,976)	(0.04%)
Consumer:
Credit cards	—	19	—%
Home equity lines of credit	308	3,283	0.29%
Personal	(1,769)	(4,696)	(2.38%)
Other	(1)	3,090	(0.02%)
Total consumer	$(1,462)	$1,696	(1.01)%
Total	$(3,400)	$24,932	(0.03%)

Popular, Inc.
Financial Supplement to Third Quarter 2026 Earnings Release
Table Q - Allowance for Credit Losses “ACL”- Loan Portfolios - Consolidated
(Unaudited)

30-Sep-26
Pop Inc.
(Dollars in thousands)	Total ACL	Total loans held-in- portfolio	ACL to loans held- in-portfolio
Commercial:
Commercial multi-family	$15,811	$2,396,981	0.66%
Commercial real estate - non-owner occupied	52,648	5,842,740	0.90%
Commercial real estate - owner occupied	57,833	3,412,200	1.69%
Commercial and industrial	196,679	8,709,058	2.26%
Total commercial	$322,971	$20,360,979	1.59%
Construction	11,354	1,585,873	0.72%
Mortgage	77,648	8,860,185	0.88%
Leasing	16,870	1,952,125	0.86%
Consumer:
Credit cards	84,992	1,260,053	6.75%
Home equity lines of credit	1,726	88,606	1.95%
Personal	94,601	1,994,260	4.74%
Auto	152,931	3,756,459	4.07%
Other	7,594	184,116	4.12%
Total consumer	$341,844	$7,283,494	4.69%
Total	$770,687	$40,042,656	1.92%

30-Jun-26
Pop Inc.
(Dollars in thousands)	Total ACL	Total loans held-in- portfolio	ACL to loans held- in-portfolio
Commercial:
Commercial multi-family	$18,919	$2,399,424	0.79%
Commercial real estate - non-owner occupied	55,810	5,620,875	0.99%
Commercial real estate - owner occupied	52,639	3,256,702	1.62%
Commercial and industrial	185,396	8,774,084	2.11%
Total commercial	$312,764	$20,051,085	1.56%
Construction	14,360	1,732,075	0.83%
Mortgage	79,522	8,780,334	0.91%
Leasing	17,627	1,968,035	0.90%
Consumer:
Credit cards	84,817	1,237,997	6.85%
Home equity lines of credit	1,423	85,357	1.67%
Personal	102,422	1,952,725	5.25%
Auto	164,543	3,766,648	4.37%
Other	7,354	175,606	4.19%
Total consumer	$360,559	$7,218,333	5.00%
Total	$784,832	$39,749,862	1.97%

Variance
(Dollars in thousands)	Total ACL	Total loans held-in- portfolio	ACL to loans held- in-portfolio
Commercial:
Commercial multi-family	$(3,108)	$(2,443)	(0.13%)
Commercial real estate - non-owner occupied	(3,162)	221,865	(0.09%)
Commercial real estate - owner occupied	5,194	155,498	0.08%
Commercial and industrial	11,283	(65,026)	0.15%
Total commercial	$10,207	$309,894	0.03%
Construction	(3,006)	(146,202)	(0.11%)
Mortgage	(1,874)	79,851	(0.03)%
Leasing	(757)	(15,910)	(0.03)%
Consumer:
Credit cards	175	22,056	(0.11)%
Home equity lines of credit	303	3,249	0.28%
Personal	(7,821)	41,535	(0.50%)
Auto	(11,612)	(10,189)	(0.30%)
Other	240	8,510	(0.06%)
Total consumer	$(18,715)	$65,161	(0.30%)
Total	$(14,145)	$292,794	(0.05)%

Popular, Inc.
Financial Supplement to Third Quarter 2026 Earnings Release
Table R - Reconciliation to GAAP Financial Measures
(Unaudited)

	Quarters ended
(In thousands, except share or per share information)	30-Sep-26	30-Jun-26	30-Sep-25
Total stockholders’ equity	$6,238,844	$6,433,005	$6,115,672
Less: Preferred stock	(22,143)	(22,143)	(22,143)
Less: Goodwill	(789,954)	(789,954)	(789,954)
Less: Other intangibles	(3,924)	(4,308)	(5,460)
Total tangible common equity	$5,422,823	$5,616,600	$5,298,115
Total assets	$77,758,872	$78,972,300	$75,065,798
Less: Goodwill	(789,954)	(789,954)	(789,954)
Less: Other intangibles	(3,924)	(4,308)	(5,460)
Total tangible assets	$76,964,994	$78,178,038	$74,270,384
Tangible common equity to tangible assets	7.05%	7.18%	7.13%
Common shares outstanding at end of period	62,834,136	63,866,681	66,959,866
Tangible book value per common share	$86.30	$87.94	$79.12

	Quarterly average
	30-Sep-26	30-Jun-26	30-Sep-25
Total stockholders’ equity	$6,439,803	$6,354,694	$6,882,514	[1]
Less: Preferred Stock	(22,143)	(22,143)	(22,143)
Less: Goodwill	(789,954)	(789,954)	(802,812)
Less: Other intangibles	(4,177)	(4,559)	(5,714)
Total tangible common equity before adjusting for the impact of unrealized (gains) losses on AFS securities including those transferred to HTM	$5,623,529	$5,538,038	$6,051,845
Return on average tangible common equity before adjusting for the impact of unrealized (gains) losses on AFS securities including those transferred to HTM	18.76%	20.12%	13.83%
Add: Average unrealized (gains) losses on AFS securities	903,931	824,631	61,027
Add: Average unrealized (gains) losses on AFS securities transferred to HTM	150,274	184,136	296,934
Total tangible common equity after adding back of impact of unrealized (gains) losses on AFS securities, including those transferred to HTM	$6,677,734	$6,546,805	$6,409,806
ROTCE	15.80%	17.02%	13.06%
        [1]  Average balances exclude certain unrealized gains or losses on debt securities available-for-sale.

CONTACTS:
Popular, Inc.
Investor Relations:
Paul J. Cardillo, 212-417-6721
Senior Vice President and Investor Relations Officer
pcardillo@popular.com
or
Media Relations:
MC González Noguera, 917-804-5253
Executive Vice President and Chief Communications & Public Affairs Officer
mc.gonzalez@popular.com